EXHIBIT 20.4
------------

UCFC Funding Corporation                           Administrator:
Manufactured Housing Contract
Pass-Through Certificates, Series 1996-1           The First National Bank
                                                        of Chicago
                                                   Mail Suite 0126
                                                   Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:                           15-Oct-96



DISTRIBUTION SUMMARY
--------------------------------------------------------------------------------------------------------------------





                                                                  Class         Class     Remaining
                                                                  Interest      Unpaid    Class
                                                                  Distribution  Interest  Unpaid
       Original         Beginning        Principal     Remittance Amount        Amounts   Interest  Remaining
 Class Face Value       Balance          Distribution  Rate       Distributed   Paid (1)  Amount    Balance
------ -----------      ---------        ------------ ----------- -----------   --------- -------   ---------------

A-1     $22,688,000.00   $22,688,000.00  $248,932.85    6.40000%  $121,002.67     $0.00     $0.00    $22,439,067.15
A-2     $23,362,000.00   $23,362,000.00        $0.00    6.75000%  $131,411.25     $0.00     $0.00    $23,362,000.00
A-3     $13,108,000.00   $13,108,000.00        $0.00    7.05000%   $77,009.50     $0.00     $0.00    $13,108,000.00
A-4     $10,160,000.00   $10,160,000.00        $0.00    7.35000%   $62,230.00     $0.00     $0.00    $10,160,000.00
A-5     $10,198,000.00   $10,198,000.00        $0.00    7.57500%   $64,374.88     $0.00     $0.00    $10,198,000.00
A-6     $10,759,000.00   $10,759,000.00        $0.00    8.02000%   $71,905.98     $0.00     $0.00    $10,759,000.00
M       $10,350,000.00   $10,350,000.00        $0.00    7.90000%   $68,137.50     $0.00     $0.00    $10,350,000.00
B-1      $8,050,000.00    $8,050,000.00        $0.00    8.00000%   $53,666.67     $0.00     $0.00     $8,050,000.00
B-2      $6,325,000.00    $6,325,000.00        $0.00   10.30000%   $54,289.58     $0.00     $0.00     $6,325,000.00

====================================================================================================================
TOTAL: $115,000,000.00  $115,000,000.00  $248,932.85              $704,028.03     $0.00     $0.00   $114,751,067.15
====================================================================================================================

                                         AMOUNTS PER $1,000 UNITS
----------------------------------------------------------------------------------------------------



                                                  Class        Class       Remaining
                                                  Interest     Unpaid      Class
                                                  Distribution Interest    Unpaid
                    Beginning      Principal      Amount       Amounts     Interest   Remaining
CUSIP        Class  Balance        Distribution   Distributed  Paid (1)    Amounts    Balance
------       -----  -----------    -----------    -----------  ----------  ---------  --------------

90263AAA8    A-1    1000.00000000  10.97200502    5.33333348  0.00000000   0.00000000  989.02799498
90263AAB8    A-2    1000.00000000   0.00000000    5.62500000  0.00000000   0.00000000 1000.00000000
90263AAC4    A-3    1000.00000000   0.00000000    5.87500000  0.00000000   0.00000000 1000.00000000
90263AAD2    A-4    1000.00000000   0.00000000    6.12500000  0.00000000   0.00000000 1000.00000000
90263AAE0    A-5    1000.00000000   0.00000000    6.31250049  0.00000000   0.00000000 1000.00000000
90263AAH3    A-6    1000.00000000   0.00000000    6.68333302  0.00000000   0.00000000 1000.00000000
90263AAF7    M      1000.00000000   0.00000000    6.58333333  0.00000000   0.00000000 1000.00000000
90263AAG5    B-1    1000.00000000   0.00000000    6.66666708  0.00000000   0.00000000 1000.00000000
100000783    B-2    1000.00000000   0.00000000    8.58333281  0.00000000   0.00000000 1000.00000000

---------------------------------------------------------------------------------------------------
(1) The Class Unpaid Interest Amount is identified separately here, and is Already included in the Class Interest
    Distribution Amount Distributed column.


                       PAGE 15

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1             of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------
Distribution Date:    15-Oct-96

                      Statement to Certificateholders
         Pooling and Servicing Agreement Dated September 1, 1996
                         (Pursuant to Section 5.03)

     (i)  Class Interest Distribution Amounts and       Reported on Page 1
          Class Unpaid Interest Amounts

    (ii)  Collections   Principal
                        ---------
                        Scheduled principal received   124,548.00
                        Principal Prepayments          124,384.85
                                                       ----------
                        Total Principal                248,932.85
                                                       ==========

                        Interest
                        --------
                        Schedule interest received
                        plus Servicer Advances         905,790.52




          Liquidated Contracts                               0.00
          Repurchased Contracts                              0.00

  (iii)   Reserve Account withdrawal for Available
          Funds Shortfall                                    0.00

   (iv)   Class Certificate Balances after
          distributions                              Reported on Page 1

    (v)   Class Percentages                             Current   Next
                                                        -------   ----
                                        Senior Class    87.175%     87.144%
                                        Class M          9.995%     10.019%
                                        Class B         13.881%     13.915%

   (vi)   Pool Principal Balance as of the end
          of the Due Period                        103,306,770.43

  (vii)   The Pool Factor (greater than 100%
          during the Pre-Funding Period)                 111.051%

 (viii)   Delinquency Information - as of the
          end of the Due Period                                   Principal
                                                         Number   Balance
                                                         ------   ---------

                                        30 to 59 days        22  727,943.44
                                        60 or more days       1   31,800.29


(ix) and (x) Repossessed Manufactured Homes (REOs)       Number
                                                         ------
                    During the current Due Period        0.00
                    Aggregate REOs still in inventory    0.00

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1996-1                of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126


STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------

Distribution Date:       15-Oct-96



   (xi)  The Performance Test               Criteria      Current Ratio
                                            --------      -------------
   (1)  Average 60 Day Delinquency Ratio       5.00%       0.00%
   (2)  Average 30 Day Delinquency Ratio       7.00%       0.00%
   (3   Current Realized Loss Ratio:           2.75%       0.00%

   (4)  Cumulative Realized Losses
        (as a percent of the Cut-off Date
        Pool Balance) - Based upon the       Not yet
        table below.                         applicable    0.00%


                            Cumulative Realized Losses Criteria Table
                            -----------------------------------------

                            From:            To:         Percentage
                            -----            ----        ----------
                            10/01/2001       09/30/2002    7.00%
                            10/01/2002       09/30/2003    8.00%
                            10/01/2003       thereafter    9.00%

Has the Performance Test been satisfied?  (Yes or No)   YES

   (xii)  The Weighted Average Net Contract Rate
          of all outstanding Contracts                  10.48827%
  (xiii)  The outstanding Monthly Advance
          reimbursable to the Servicer                  67,173.43
   (xiv)  Reserve Account
          Last Month's Ending Balance                  575,000.00
          Plus Deposits:     Investment Earnings         1,018.06
                             From Amount Available,
                             to cover Specified
                             Requirement               271,133.91
                             Other                           0.00
          Less Withdrawals:  To Certificate Account,
                             to cover Available Funds
                             Shortfall                       0.00
                             To Class R, the excess deposit
                             over the Specified Requirement  0.00
                             Other                           0.00

          Ending Balance                               847,151.97

          Specified Reserve Account Requirement      1,553,335.55

                                           Page 17